Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Axxess Pharma, Inc.

As independent registered public accountants, we hereby consent to the use of our audit report dated October 1, 2015 with respect to the financial statements of Axxess Pharma, Inc. in its registration statement Form S-1/A. We also consent to the reference of our firm under the caption “interest of named experts and counsel” in the registration statement.

/s/ KLJ & Associates, LLP

Edina, MN

October 5, 2015

5201 Eden Avenue

Suite 300

Edina, MN 55436

630.277.2330